Exhibit 99.2


                     AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT


           Amendment No. 2 to the Rights Agreement, dated as of February 16, 1999 (this "Amendment"), by and between Northern Trust Corporation, a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A., a national banking association (the "Rights Agent").

           WHEREAS, the Company and the Rights Agent have entered into a Rights Agreement, dated as of July 21, 1998, as amended by Amendment No. 1 to the Rights Agreement, dated as of November 18, 1998 (as so amended, the "Agreement");

           WHEREAS, pursuant to Section 27 of the Agreement, the Company has determined to modify the terms of the Agreement in certain respects.

           NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree that the Agreement shall be and hereby is amended in the following manner:

      Section 1.     Amendment of "Certain Definitions" Section.

           (a) Section 1(a) of the Agreement is hereby amended in its entirety to read as follows:

                "Acquiring Person" shall mean (x) any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company;
           (ii) any Subsidiary of the Company; (iii) any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; (iv) any Person who becomes the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding (or, in the case of a Person described in subclauses (A) through (F) of the following clause (vi), 23% or more of the shares of Common Stock then outstanding) as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company other than during the Special Period (as defined in Section 23(c) hereof) or at a time when the rights are not redeemable, unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of fifteen percent (15%) or more of the then outstanding shares of Common Stock (or, in the case of a Person described in subclauses (A) through (F) of the following clause (vi), 23% or more of the then outstanding shares of Common Stock), acquires beneficial ownership of additional shares of Common Stock representing one percent (1%) or more of the shares of Common Stock then outstanding; (v) any such Person who has reported or is required to report such ownership (but less than 20%) on
           Schedule 13G under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act") (or any comparable or successor report) or on
           Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such schedule (other than the disposition of the Common Stock) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock in excess of 14.9% inadvertently or without knowledge of the terms of the Rights and who or which, together with all Affiliates and Associates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; provided, however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10-Business-Day period; or (vi) any of the Persons described in the following subclauses (A) through (F) (or any group comprised solely of such Persons) who or which would be an Acquiring Person but for this proviso if but only if all securities of the Company beneficially owned by all such Persons in the aggregate shall constitute less than 23% of the then outstanding shares of Common Stock: (A) Byron L. Smith (deceased), any descendant of Byron L. Smith (including descendants by adoption and their descendants), or any spouse, former spouse or surviving spouse of Byron L. Smith or any such descendants (collectively defined as the "Family Members"); (B) any trust which is in existence on the date of this Agreement and which has been established by one or more Family Members and any estate of a Family Member who died on or before the date of this Agreement (collectively defined as the "Family Entities"); (C) any estate of a Family Member who dies after the date of this Agreement, or any trust established after the date of this Agreement by one or more Family Members or Family Entities, provided that one or more Family Members, Family Entities or charitable organizations which qualify as exempt organizations under Section 501(c) of the Internal Revenue Code of 1986, as amended ("Charitable Organizations"), collectively, are the beneficiaries of at least 50% of the actuarially-determined beneficial interests in such estate or trust; (D) any Charitable Organization which is established by one or more Family Members or Family Entities (a "Family Charitable Organization"); (E) any corporation of which a majority of the voting power is held, directly or indirectly, by or for the benefit of one or more Family Members, Family Entities, estates or trusts described in clause (C) above, or Family Charitable Organizations; and (F) any partnership or other entity or arrangement of which a majority of the voting interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Family Entities, estates or trusts described in clause (B) or (C) above or Family Charitable Organizations, or (y) any Person who or which has entered into any agreement or arrangement with the Company or any Subsidiary of the Company providing for an Acquisition Transaction (as defined in Section 1(b) hereof).

           (b) The following Section 1(b) is inserted into the Agreement and all subsequent subsections of Section 1 hereby are renumbered accordingly:

                "Acquisition Transaction" shall mean (x) a merger, consolidation or similar transaction involving the Company or any of its Subsidiaries as a result of which stockholders of the Company will own less than 60% of the outstanding shares of Common Stock of the Company or a publicly traded entity which controls the Company or, if appropriate, the entity into which the Company may be merged, consolidated or otherwise combined (based solely on the shares of Common Stock received or retained by such stockholders, in their capacity as stockholders of the Company, pursuant to such transaction), (y) a purchase or other acquisition of all or a substantial portion of the assets of the Company and its Subsidiaries, or (z) a purchase or other acquisition of securities representing 15% or more of the shares of Common Stock then outstanding.

           (c) Section 1(q) of the Agreement, containing the definition of "Offering Person," is hereby deleted in its entirety and all subsequent subsections of Section 1 are hereby renumbered accordingly.

           (d) Section 1(dd) of the Agreement is hereby amended in its entirety to read as follows:

                "Stock Acquisition Date" shall mean the earlier of (i) the first date of public announcement by the Company that an Acquiring Person has become such pursuant to clause (x) of the definition of Acquiring Person, and (ii) the date that an Acquiring Person has become such pursuant to clause (y) of the definition of Acquiring Person.

      Section 2.     Amendment of "Issuance of Rights Certificates" Section.

           (a) The first sentence of Section 3(a) of the Agreement is hereby amended in its entirety to read as follows:

                Until the earlier of (i) the close of business on the twentieth day after the Stock Acquisition Date (or, if the twentieth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the twentieth day (or such specified or unspecified later date as the Board shall determine, provided, however, that no deferral of a Distribution Date by the Board pursuant to this clause (ii) may be made at any time during the Special Period) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"),
           (x) the Rights will be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

      Section 3.     Amendment of "Redemption and Termination" Section.

           (a) Section 23 of the Agreement is hereby amended in its entirety to read as follows:

                (a) The Board may, at its option, at any time prior to the earlier of (i) the close of business on the twentieth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the twentieth day following the Record
           Date), or (ii) the Final Expiration Date, direct the Company to, and if directed, the Company shall redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price, as defined in
           Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

                (b) Immediately upon the action of the Board directing the Company to make the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board directing the Company to make the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to each such holder at such holder's last address as it appears upon the registry books of the Rights Agent, or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

                (c) Notwithstanding the provisions of Section 23(a) hereof, if, within 270 days of a public announcement by a third party of an intent or proposal to engage (without the current and continuing concurrence of the Board) in a transaction involving an acquisition of or business combination with the Company or otherwise to become an Acquiring Person, there is an election of Directors (whether at one or more stockholder meetings and/or pursuant to written stockholder consent) resulting in a majority of the Board being comprised of persons who were not nominated by the Board in office immediately prior to such election, then following the effectiveness of such election for a period of 180 days (the "Special Period") the Rights, if otherwise then redeemable absent the provisions of this paragraph (c), shall be redeemable upon either of the following conditions being satisfied, but not otherwise:

           (A) by a vote of a majority of the Directors then in office, provided that

           (I) before such vote, the Board shall have implemented the Value Enhancement Procedures (as defined below) and

           (II) promptly after such vote, the Company publicly announces such vote and

                (a) the manner in which the Value Enhancement Procedures were implemented,

                (b) any material financial, business, personal or other benefit or relationship (an "Interest") which each Director and each Affiliate of such Director (identifying each Director and Affiliate separately in relation to each such Interest) has in connection with any suggested, proposed or pending transaction with or involving the Company (a "Transaction"), or with any other party or Affiliate of any other party to a Transaction, where such Transaction would or might, or is intended to, be permitted or facilitated by redemption of the Rights (an "Affected Transaction"), other than treatment as a stockholder on a pro rata basis with other stockholders or pursuant to compensation arrangements as a director or employee of the Company or a subsidiary which have been previously disclosed by the Company,

                (c) the individual vote of each Director on the motion to redeem the Rights, and

                (d) the statement of any Director who voted for or against the motion to redeem the Rights and desires to have a statement included in such announcement, or

           (B) if clause (A) is not applicable, by a vote of a majority of the Directors then in office, provided that (I) if there is a challenge to the Directors' action approving redemption and/or any related Affected Transaction as a breach of the fiduciary duty of care or loyalty, the Directors, solely for purposes of determining the effectiveness of such redemption pursuant to this clause (B), are able to establish the entire fairness of such redemption and, if applicable, such related Affected Transaction, and (II) the Company shall have publicly announced the vote of the Board approving such redemption and, if applicable, such related Affected Transaction, which announcement shall set forth the information prescribed by clauses (A) (II) (b), (c) and (d) above.

 "Value Enhancement Procedures" shall mean:

      (1) the selection by the Board of an independent financial advisor (the "Independent Advisor") from among financial advisors which have national standing, have established expertise in advising on mergers, acquisitions and related matters and have no Interest relating to an Affected Transaction, and have not during the preceding year provided services to, been engaged by or been a financing source for any other party to an Affected Transaction or any Affiliate of any such party or of any Director (other than the Company and its subsidiaries);

      (2) whether or not there is a then-pending Affected Transaction, the receipt by the Board from its Independent Advisor of (a) such advisor's view (expressed in such form and subject to such qualifications and limitations as the Independent Advisor deems appropriate) regarding whether redemption of the Rights will serve the best interests of the Company and its stockholders or (b) such advisor's statement that it is unable to express such a view, setting forth the reasons therefor;

      (3)  if there is a then-pending Affected Transaction,

           (A) the establishment and implementation by the Board, with the advice of its Independent Advisor, of a process and procedures which the Board and such advisor conclude would be most likely to result in the best value reasonably available to stockholders (regardless of whether such Affected Transaction involves a "sale of control" or "break-up" of the Company for Delaware law purposes),

           (B) the Board (I) receiving the opinion of its Independent Advisor, in customary form and content for transactions of the type involved, that the Affected Transaction is fair to the Company's stockholders from a financial point of view and (II) determining, and the Independent Advisor confirming, that it has no reason to believe that a superior transaction is reasonably available for the benefit of the Company's stockholders, and

           (C) the execution of a definitive transaction agreement and other definitive documentation necessary to effect the Affected Transaction.

                (d) Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 and other than in connection with the purchase or repurchase by any of them of Common Stock prior to the Distribution Date.

      Section 4.     Amendment of "Exchange" Section.

           (a) The first sentence of Section 24(a) of the Agreement is hereby amended in its entirety to read as follows:

                The Board may, at its option, at any time after the first occurrence of a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"); provided, however, that no such exchange of the Rights may be authorized by the Board during the Special Period or at any time when the Rights are not redeemable.

      Section 5.     Amendment of "Supplements and Amendments" Section.

           (a) Section 27 of the Agreement is hereby amended in its entirety to read as follows:

           Section 27.  Supplements and Amendments.

                (a) Prior to the Distribution Date, and subject to the provisions of Section 27(b) hereof, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement (including, without limitation, any extension of the period in which the Rights may be redeemed, any increase in the Purchase Price and any extension of the Final Maturity Date) without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date, and subject to the provisions of Section 27(b) hereof, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

                (b) Notwithstanding anything herein to the contrary, no supplement or amendment shall be made to this Agreement during the Special Period or at a time when the Rights are not redeemable, except as contemplated by clause (i) or (ii) of
           Section 27(a) hereof.

      Section 6.  Amendment of Form of Rights Certificate.

           (a) Exhibit B to the Agreement is hereby amended to remove the following sentence from the sixth paragraph thereof:

                The foregoing notwithstanding, the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board as a result of a proxy contest or action taken by written consent of stockholders.

           (b) The following sentence is hereby added to the sixth paragraph of Exhibit B in place of the sentence removed pursuant to subsection (a) of this section:

                For 180 days following a change in control of the Board of Directors of the Company, that has not been approved by the Board of Directors, occurring within six months of announcement of an unsolicited third party acquisition or business combination proposal or of a third party's intent or proposal otherwise to become an Acquiring Person, the new directors are entitled to redeem the rights (assuming the rights would have otherwise been redeemable), including to facilitate an acquisition or business combination transaction involving the Company, but only (1) if they have followed certain prescribed procedures or (2) if such procedures are not followed, and if their decision regarding redemption and any acquisition or business combination is challenged as a breach of fiduciary duty of care or loyalty, the directors (solely for purposes of the effectiveness of the redemption decision) are able to establish the entire fairness of the redemption or transaction.

      Section 7. Agreement as Amended. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby, and all references to the Agreement shall be deemed to include this Amendment.

      Section 8. Effectiveness. This Amendment shall be effective as of the date first written above, and except as set forth herein, the Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.

      Section 9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested as of the date first written above.



 Attest:                           NORTHERN TRUST CORPORATION


         /s/ Rose A. Ellis             /s/ Perry R. Pero
 ----------------------------     --------------------------------------
 Name:   Rose A. Ellis            Name: Perry R. Pero
 Title:  Secretary                Title: Senior Executive Vice President




 Attest:                          NORWEST BANK MINNESOTA, N.A.


        /s/ Suzanne M. Swits            /s/ Susan J. Roeder
 ----------------------------     --------------------------------------
 Name:  Suzanne M. Swits          Name: Susan J. Roeder
 Title: Assistant Secretary       Title:  Vice President